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                      First American Investment Funds, Inc.
                   Exhibit A to Investment Advisory Agreement
                           Effective January 20, 2009

                                                               Annual Advisory Fee as a Percentage of
Portfolio                                   Effective Date            Average Daily Net Assets
---------                                 ------------------   --------------------------------------
Large Cap Value Fund (1)                     April 2, 1991                       0.65%
Mid Cap Value Fund                           April 2, 1991                       0.70%
Core Bond Fund                               April 2, 1991                       0.50%
Intermediate Tax Free Fund                   April 2, 1991                       0.50%
Intermediate Term Bond Fund               September 15, 1992                     0.50%
Equity Index Fund                         September 15, 1992                     0.25%
Short Term Bond Fund                      September 15, 1992                     0.50%
Balanced Fund (1)                         September 15, 1992                     0.65%
Minnesota Intermediate Tax Free Fund       December 31, 1993                     0.50%
Small-Mid Cap Core Fund                    December 31, 1993                     0.70%
International Fund                         December 31, 1993                     1.00%
Equity Income Fund (1)                     January 31, 1994                      0.65%
Real Estate Securities Fund                  June 12, 1995                       0.70%
Oregon Intermediate Tax Free Fund           August 5, 1997                       0.50%
Small Cap Value Fund                       November 21, 1997                     0.70%
Tax Free Fund                                July 24, 1998                       0.50%
Minnesota Tax Free Fund                      July 24, 1998                       0.50%
California Tax Free Fund                   February 1, 2000                      0.50%
Arizona Tax Free Fund                      February 1, 2000                      0.50%
Colorado Tax Free Fund                     February 1, 2000                      0.50%
Total Return Bond Fund                     February 1, 2000                      0.60%
Nebraska Tax Free Fund                     February 28, 2001                     0.50%
High Income Bond Fund                      February 28, 2001                     0.70%
Large Cap Growth Opportunities Fund (1)       May 2, 2001                        0.65%
Mid Cap Growth Opportunities Fund             May 2, 2001                        0.70%
Small Cap Growth Opportunities Fund           May 2, 2001                        1.00%
Small Cap Select Fund                         May 2, 2001                        0.70%
Mid Cap Index Fund                            May 2, 2001                        0.25%
Small Cap Index Fund                          May 2, 2001                        0.40%
U.S. Government Mortgage Fund                 May 2, 2001                        0.50%
Missouri Tax Free Fund                        May 2, 2001                        0.50%
Ohio Tax Free Fund                          April 30, 2002                       0.50%
Short Tax Free Fund                        October 25, 2002                      0.50%
Intermediate Government Bond Fund          October 25, 2002                      0.50%
Large Cap Select Fund (1)                  December 4, 2002                      0.65%
Inflation Protected Securities Fund         October 1, 2004                      0.50%
International Select Fund                  December 20, 2006                     1.00%
Quantitative Large Cap Core Fund             June 20, 2007                       0.30%
Quantitative Large Cap Growth Fund           June 20, 2007                       0.30%
Quantitative Large Cap Value Fund            June 20, 2007                       0.30%
Global Infrastructure Fund                 December 5, 2007                      0.90%

(1) The Adviser has agreed to a breakpoint schedule with each of Large Cap Growth Opportunities Fund, Large Cap Select Fund, Large Cap Value Fund, Balanced Fund and Equity Income Fund. The advisory fee paid separately by each of these funds will be based on an annual rate of 0.65% for the first $3 billion of each fund's average daily net assets; 0.625% for average daily net assets in excess of $3 billion up to $5 billion; and 0.60% for average daily net assets in excess of $5 billion.